                                                                    EXHIBIT 99.2

                             JOINT FILER INFORMATION

                 Item                                  Information

Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC

Address:                                375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring Statement       November 17, 2016
(Month/Day/Year):

Issuer Name and Ticker or Trading       Nuveen Pennsylvania Investment Quality
Symbol:                                 Municipal Fund (NQP)

Relationship of Reporting Person(s)     10% Owner
to Issuer:

If Amendment, Date Original Filed       Not Applicable
(Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                            By: /s/ Adam Joseph
                                                --------------------------------
                                            Name: Adam Joseph
                                            Title: President
                                            Date: November 21, 2016